Exhibit 99.1

          Pier 1 Imports Reports Fiscal 2005 Second Quarter Earnings; Provides Sales and Earnings Guidance for Third and Fourth Quarters

     FORT WORTH, Texas--(BUSINESS WIRE)--Sept. 14, 2004--Pier 1 Imports, Inc. (NYSE:PIR) today reported diluted earnings per share of $0.12 for the second quarter ended Aug. 28, 2004, compared to $0.20 per diluted share for the year-ago period. Net income was $10,446,000, compared to last year's net income of $18,436,000. Sales for the second quarter were $452,271,000, a 5.7% increase over last year's $427,831,000, and second quarter comparable store sales declined 3.0%.
     For the six months ended Aug. 28, 2004, diluted earnings per share amounted to $0.25, compared to $0.41 per diluted share for the year-ago period. Net income for the six months was $22,183,000, compared to last year's $37,498,000 for the six-month period. Sales for the first six months of fiscal 2005 amounted to $884,298,000, up 6.5% from $830,543,000 for the year-ago period. Comparable store sales declined 2.4% for the six-month period.
     Third quarter total sales are projected to increase 4% to 9%, with comparable store sales projected in a range of -4% to flat versus the year-ago period. Third quarter projections for gross profit are in a range of 40.5% to 41.3% of sales versus 43.1% last year. Selling, general and administrative expenses are projected to be in a range of 29.4% to 29.9% of sales, resulting in diluted earnings per share projected in a range of $0.28 to $0.35 for the three months ending Nov. 27, 2004. Fourth quarter total sales are projected to increase 3% to 9%, with comparable store sales in a range of -5% to +1% versus the year-ago period. Diluted earnings per share are projected to be in a range of $0.52 to $0.62 for the three months ending Feb. 26, 2005. As a result, fiscal year 2005 diluted earnings per share are projected to be in a range of $1.05 to $1.22.
     Marvin J. Girouard, the Company's Chairman and Chief Executive Officer, commented, "Although this has proven to be a difficult year for our company, we believe that the current initiatives in merchandising, marketing and stores have begun to take effect. This should result in improved sales and earnings performance as we progress through the second half of this year and into our next fiscal year. While we are operating in an environment of economic uncertainty, we believe that by offering customers unique merchandise at a value and providing outstanding customer service, we will drive traffic into our stores and increase Pier 1's market share. We continue to evaluate all costs, especially marketing expenditures. This fall, our marketing program will primarily include newspaper inserts, national magazine advertising, direct marketing, and e-commerce marketing through Pier1.com. In early October, we plan to name a new advertising agency.
     "We have a strong balance sheet with $100 million of cash at the end of the second quarter. Through the first six months of fiscal 2005, we repurchased 2.4 million shares, or $43.0 million of Pier 1 Common Stock, with $126.7 million remaining in our share repurchase program."
     The Company will host a conference call to discuss fiscal 2005 second quarter earnings including third and fourth quarter projections at 10:00 a.m. Central Time today. A web cast is available on our web site at www.pier1.com linking through to the "Investor Relations" page and the "Events" page, or you can dial into the conference at 706-643-0435, ID 5459387. The teleconference will be held in a "listen-only" mode for all participants other than the Company's current sell-side and buy-side investment professionals.

     Any forward-looking projections or statements made in this press release should be considered in conjunction with the cautionary statements contained in the Company's most recently filed Form 10-Q for fiscal year 2005. Management's expectations and assumptions regarding planned store openings, financing of Company obligations from operations, results from its new marketing, merchandising and store operations strategies, and other future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements. Risks and uncertainties that may affect Company operations and performance include, among others, the effects of terrorist attacks or other acts of war, conflicts or war involving the United States or its allies or trading partners, labor strikes, weather conditions that may affect sales, volatility of fuel and utility costs, the general strength of the economy and levels of consumer spending, consumer confidence, the availability of new sites for expansion along with sufficient labor to facilitate growth, the strength of new home construction and sales of existing homes, the availability and proper functioning of technology and communications systems supporting the Company's key business processes, the ability of the Company to import merchandise from foreign countries without significantly restrictive tariffs, duties or quotas and the ability of the Company to source, ship and deliver items from foreign countries to its U.S. distribution centers at reasonable prices and rates and in a timely fashion.
     The Company assumes no obligation to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized.

     Pier 1 Imports, Inc. is North America's largest specialty retailer of imported decorative home furnishings and gifts with Pier 1 Imports(R) stores in 50 states, Puerto Rico, Canada, and Mexico; The Pier(R) stores primarily in the United Kingdom; and Cargokids(R) stores.


                              Pier 1 Imports, Inc.
                              --------------------

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     (In thousands except per share amounts)
                                   (unaudited)

                               Three Months Ended   Six Months Ended
                                August    August    August    August
                                  28,       30,       28,       30,
                                 2004      2003      2004      2003
                               --------- --------- --------- ---------

Net sales                      $452,271  $427,831  $884,298  $830,543

Operating costs and expenses:
  Cost of sales (including
   buying and store occupancy
   costs)                       283,232   258,719   543,277   493,234
  Selling, general and
   administrative expenses      138,604   127,725   278,507   253,503
  Depreciation and
   amortization                  13,980    12,263    27,518    24,424
                               --------- --------- --------- ---------
                                435,816   398,707   849,302   771,161
                               --------- --------- --------- ---------

    Operating income             16,455    29,124    34,996    59,382

Nonoperating (income) and
 expenses:
  Interest and investment
   income                          (351)     (524)     (820)   (1,161)
  Interest expense                  197       385       549     1,022
                               --------- --------- --------- ---------
                                   (154)     (139)     (271)     (139)
                               --------- --------- --------- ---------

    Income before income taxes   16,609    29,263    35,267    59,521

Provision for income taxes        6,163    10,827    13,084    22,023
                               --------- --------- --------- ---------

Net income                      $10,446   $18,436   $22,183   $37,498
                               ========= ========= ========= =========

Earnings per share:
  Basic                           $0.12     $0.21     $0.25     $0.42
                               ========= ========= ========= =========

  Diluted                         $0.12     $0.20     $0.25     $0.41
                               ========= ========= ========= =========

Average shares outstanding
 during period:
  Basic                          87,326    89,410    87,770    89,778
                               ========= ========= ========= =========

  Diluted                        89,027    91,622    89,772    91,910
                               ========= ========= ========= =========


                              Pier 1 Imports, Inc.
                              --------------------

                           CONSOLIDATED BALANCE SHEETS
                     (in thousands except per share amounts)
                                   (unaudited)

                                   August 28,  February 28, August 30,
                                      2004         2004        2003
                                   ----------- ------------ ----------

ASSETS

Current assets:
  Cash and cash equivalents,
   including temporary investments
   of $90,939, $208,984 and
   $175,685, respectively             $99,720     $225,101   $185,888
  Beneficial interest in
   securitized receivables             51,226       44,331     41,856
  Other accounts receivable, net       15,481       14,226     10,939
  Inventories                         413,273      373,870    369,215
  Prepaid expenses and other
   current assets                      41,028       40,623     44,129
                                   ----------- ------------ ----------
    Total current assets              620,728      698,151    652,027

Properties, net                       317,030      290,420    245,118
Other assets                           62,961       63,602     56,153
                                   ----------- ------------ ----------
                                   $1,000,719   $1,052,173   $953,298
                                   =========== ============ ==========

LIABILITIES AND SHAREHOLDERS'
 EQUITY

Current liabilities:
  Current portion of long-term
   debt                                   $--          $--     $6,000
  Accounts payable                    109,229      100,640     94,434
  Gift cards and other deferred
   revenue                             54,796       59,385     45,944
  Accrued income taxes payable            129       25,982      1,445
  Other accrued liabilities            95,195       93,881     85,266
                                   ----------- ------------ ----------
    Total current liabilities         259,349      279,888    233,089

Long-term debt                         19,000       19,000     19,000
Other noncurrent liabilities           73,905       69,654     65,914

Shareholders' equity:
  Common stock, $1.00 par,
   500,000,000 shares authorized,
   100,779,000 issued                 100,779      100,779    100,779
  Paid-in capital                     145,253      145,384    144,456
  Retained earnings                   635,657      630,997    564,728
  Cumulative other comprehensive
   income (loss)                          944        1,667     (1,222)
  Less -- 14,616,000, 12,473,000
   and 11,806,000 common shares in
   treasury, at cost, respectively   (234,168)    (195,196)  (173,446)
                                   ----------- ------------ ----------
                                      648,465      683,631    635,295
                                   ----------- ------------ ----------
                                   $1,000,719   $1,052,173   $953,298
                                   =========== ============ ==========


                              Pier 1 Imports, Inc.
                              --------------------

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (unaudited)

                                                  Six Months Ended
                                              August 28,   August 30,
                                                 2004         2003
                                              ----------- ------------

Cash flow from operating activities:
  Net income                                     $22,183      $37,498
  Adjustments to reconcile to net cash (used
   in) provided by operating activities:
    Depreciation and amortization                 35,753       30,830
    Loss on disposal of fixed assets                 350          417
    Deferred compensation                          4,010        4,453
    Lease termination expense                      1,319        2,047
    Tax benefit from options exercised by
     employees                                       350        1,312
    Other                                           (343)         795
  Changes in cash from:
    Inventories                                  (39,403)     (35,865)
    Other accounts receivable, prepaid
     expenses and other current assets            (7,898)      (4,841)
    Accounts payable and accrued expenses          4,984        7,098
    Accrued income taxes payable                 (25,853)     (24,352)
    Other noncurrent assets                         (174)      (1,014)
                                              ----------- ------------
      Net cash (used in) provided by
       operating activities                       (4,722)      18,378
                                              ----------- ------------

Cash flow from investing activities:
  Capital expenditures                           (56,839)     (46,387)
  Proceeds from disposition of properties            150       23,506
  Net change in restricted cash                       --         (500)
  Beneficial interest in securitized
   receivables                                    (6,895)      (1,918)
                                              ----------- ------------
    Net cash used in investing activities        (63,584)     (25,299)
                                              ----------- ------------

Cash flow from financing activities:
  Cash dividends                                 (17,525)     (12,546)
  Purchases of treasury stock                    (43,037)     (41,554)
  Proceeds from stock options exercised,
   stock purchase plan and other, net              3,487        5,185
  Repayments of notes payable                         --         (390)
                                              ----------- ------------
    Net cash used in financing activities        (57,075)     (49,305)
                                              ----------- ------------

Change in cash and cash equivalents             (125,381)     (56,226)
Cash and cash equivalents at beginning of
 period                                          225,101      242,114
                                              ----------- ------------
Cash and cash equivalents at end of period       $99,720     $185,888
                                              =========== ============

     CONTACT: Pier 1 Imports, Inc., Fort Worth
              Cary Turner, 817-252-8400